Exhibit 4.3

SHARE CERTIFICATE OF Aesthetic Medical International Holdings Group Limited 醫美國際控股集團有限公司 INCORPORATED IN THE CAYMAN ISLANDS Authorised capital of the Company is US$1,500,000.00 divided into 1,500,000,000 ordinary shares of US$0.001 each THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF Director Director NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE SHAREHOLDER NO. OF SHARES: CLASS OF SHARES: DISTINCTIVE NUMBERS CERTIFICATE NUMBER DATE OF ISSUE FROM TO Ordinary Shares